UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2012

FIRST TITAN CORP.

(Exact name of registrant as specified in its charter)

FL	333-170315	27-3480481
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

495 Grand Boulevard, Suite 206, Miramar Beach, FL	32550
(address of principal executive offices)	(zip code)

(850) 269-7267

(registrant’s telephone number, including area code)

Not Applicable

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01. Changes in Registrant’s Certifying Accountant.

(1)  Previous Independent Auditors:

a.	On December 27, 2012, First Titan Corp. (the “Company”) declined to reappoint its registered independent public accountant, Peter Messineo, CPA, of Palm Harbor Florida (“PM”).

b.

PM’s report on the financial statements for the year ended September 30, 2011, and for the periods from September 16, 2010 (date of inception) through September 30, 2010 and 2011, contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting, except that the report contained an explanatory paragraph stating that there was substantial doubt about the Company’s ability to continue as a going concern.

c.

Our Board of Directors participated in and approved the decision to change independent accountants. Through the period covered by the financial audit for the years and periods ended September 30, 2011 and 2010 and including its review of financial statements of the quarterly periods through June 30, 2012 there have been no disagreements with PM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PM would have caused them to make reference thereto in their report on the financial statements. Through the interim period December 27, 2012 (the date of the Company’s decision not to reappoint the former accountant), there have been no disagreements with PM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PM would have caused them to make reference thereto in their report on the financial statements.

d.	We have authorized PM to respond fully to the inquiries of the successor accountant

e.

During the year and period ended September 30, 2011 and 2010 and the interim period through December 27, 2012, there have been no reportable events with us as set forth in Item 304(a)(1)(iv) of Regulation S-K.

f.

The Company provided a copy of the foregoing disclosures to PM prior to the date of the filing of this Report and requested that PM furnish it with a letter addressed to the Securities & Exchange Commission stating whether or not it agrees with the statements in this Report. A copy of such letter is filed as Exhibit 16.1 to this Form 8-K.

(2)  New Independent Accountants:

a.

On December 27, 2012, the Company engaged MKA CPAs (“MKA”) of Houston, Texas, as its new registered independent public accountant. During the periods ended September 30, 2011 and 2010 and prior to December 27, 2012 (the date of the new engagement), we did not consult with MKA regarding (i) the application of accounting principles to a specified transaction, (ii) the type of audit opinion that might be rendered on the Company’s financial statements by MKA, in either case where written or oral advice provided by MKA would be an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issues or (iii) any other matter that was the subject of a disagreement between us and our former auditor or was a reportable event (as described in Items 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K, respectively).

ITEM 5.02. Departure of Certain Officers; Election of Directors; Appointment of Certain Officer; Compensatory Arrangements of Certain Officer.

On January 1, 2013, our Board of Directors appointed Harvey Bryant as Chief Executive Officer, President and Director. Mr. Bryant has not been appointed to any committees of the Board as the Board does not presently have any committees.

Mr. Bryant brings nearly four decades of energy industry experience to First Titan. For more than a decade, he handled oil and gas investments for the Oklahoma-based investment banking firm Anderson, Bryant and Company and helped found the National Investment Banking Association (NIBA).

From 2005 until 2011, Mr. Bryant served as president and chief executive officer of Bedford Energy, Inc. He continues to serve as a member of the board of directors. From 2010 until 2011, Mr. Bryant served as president of CanTex Energy Inc. He continues to serve as a member of the board of directors. During 2012 through the present, Mr. Bryant was owner of Bryant Investment Company.

Mr. Bryant does not have a written employment agreement or other compensatory agreement in place with the Company. He is being paid $10,000 per month for his services to the Company.

Additionally on January 1, 2013, Mr. Robert Federowicz resigned as our Chief Executive Officer, President and Director.

ITEM 9.01. Financial Statements and Exhibits.

(d)  Exhibits

Number	Exhibit

16.1	Letter from Peter Messineo, CPA, dated December 27, 2012, regarding Change in Certifying Accountant. (Filed herewith.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST TITAN CORP.

Dated: January 15, 2012	/s/ Harvey Bryant
Harvey Bryant
Chief Executive Officer